Exhibit 10.4

SUCCESSION AGREEMENT

THIS SUCCESSION AGREEMENT (this “Agreement”) is made, entered into and effective on and as of September 18, 2023 (the “Effective Date”), by and among Village Oaks Pathology Services, P.A., a Texas professional association (the “Practice”), Precision Pathology Laboratory Services, LLC, a Texas limited liability company (the “Company”), and Roby Joyce, M.D., a physician licensed in the State of Texas (the “Equityholder”).

RECITALS

A. Equityholder owns 100% of the issued and outstanding stock of the Practice (the “Equity Interests”).

B. Pursuant to the terms of that certain Management Services Agreement, dated as of September 18, 2023 (as may be amended, restated or supplemented from time to time, the “Management Services Agreement”), by and between the Practice and the Company, the Company provides management and operational services to the Practice.

C. For the benefit of the Company and its relationship with the Practice, the parties hereto wish to enter into this Agreement to provide for the election and removal of the Equityholder, to provide for the Transfer (as defined in Section 1 below) of the Equity Interests under the circumstances and pursuant to the terms and conditions set forth below, and to establish qualifications and succession mechanisms for the Equityholder.

D. The Practice, the Company and the Equityholder believe that, in light of the Practice’s active and ongoing relationship with the Company, it is in the best interest of the Practice to restrict the transferability of the Equity Interests upon the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements, covenants, conditions and other terms contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Restrictions on Equity Interests. Except as otherwise provided in this Agreement, neither the Practice nor the Equityholder shall, directly or indirectly, create, issue, sell, purchase, reacquire, assign, exchange, gift, pledge, hypothecate, reclassify, encumber, or otherwise dispose of or transfer (individually or collectively, a “Transfer”, including any derivation thereof as a noun, verb or adjective), whether voluntarily, involuntarily, by operation of law or otherwise, or whether for value or no value, any Equity Interests or any right or interest therein, at any time or in any manner whatsoever, except as expressly permitted or required in accordance with this Agreement, without the prior written consent of both of the Company and the Practice, which consent may be given, withheld or conditioned in the Company’s and/or the Practice’s sole discretion. Notwithstanding the foregoing, (a) for the avoidance of doubt, a Transfer in accordance with the terms of this Agreement occurring as a result of a Transfer Event shall not constitute a breach of this Section 1, (b) an involuntary Transfer occurring as a result of the Equityholder’s divorce or the death of the Equityholder’s spouse (an “Involuntary Family Transfer”) shall not constitute a breach of this Section 1, provided that the Equityholder subsequently exercises its option under the Practice Bylaws to reacquire all Equity Interests that have been so Transferred; provided further that the Equityholder’s spouse shall deliver a spousal consent dated as of the date of this Agreement providing for the automatic transfer of any interest that the Equityholder’s spouse may have in the Equity Interests immediately upon the Equityholder’s divorce or the death of the Equityholder’s spouse.

2. Automatic Transfer of Equity Interests upon Certain Events.

(a) The Equityholder hereby agrees that all of the Equity Interests held by the Equityholder shall be deemed to be assigned and transferred automatically and immediately to the Successor, as identified by the Physician Designator (as defined in Section 4) in his or her sole discretion in compliance with the selection process contemplated by Section 4, upon the earlier to occur of (i) the occurrence of any of a Transfer Event or (ii) receipt by the Equityholder of a written notice from the Company setting forth the terms of such transfer and citing the prior occurrence of any of the following (each, a “Transfer Event”):

(i) the death of the Equityholder;

(ii) the full retirement of the Equityholder from the active practice of pathology;

(iii) the date on which the Equityholder is determined by a court of competent jurisdiction to be incompetent;

(iv) the date upon which the Equityholder becomes disabled, which shall be defined as the Equityholder’s inability to substantially perform his or her duties as a director, manager and/or officer of the Practice, despite reasonable accommodations as required by law, for a period of 90 consecutive days or 120 nonconsecutive days in any 365-day period;

(v) the date the Equityholder does not, or at any time fails to, meet all requirements for ownership of the Equity Interests under applicable law or does not enter into and remain bound by: (i) this Agreement or a successor agreement substantially similar to this Agreement, or (ii) the Pledge Agreement or a successor pledge agreement substantially similar to the Pledge Agreement and agreed to in writing by the Company; provided, however, termination of this Agreement (and the resulting termination of the Pledge Agreement) pursuant to Section 10 shall not be deemed a Transfer Event;

(vi) the date upon which the Equityholder (A) fails to continue to satisfy the Eligibility Requirements (as defined below), or (B) has resigned or been removed as the Designated Physician pursuant to the terms of this Agreement;

(vii) the date upon which any Equity Interests held by the Equityholder would otherwise be Transferred by the Equityholder or the Practice (whether voluntarily, involuntarily, by operation of law or otherwise) to any person or entity other than the Successor; provided, however, that in the event of an Involuntary Family Transfer, the Transfer Event shall be deemed to occur on the date upon which the Equityholder has failed to exercise its option under the Practice Bylaws to reacquire the Equity Interests that have been so Transferred;

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(viii) the date upon which the Equityholder is no longer party to an employment agreement between the Equityholder and Company or an affiliate of the Company;

(ix) the date upon which the Equityholder becomes excluded or disqualified from participation in the Medicare program or any other federally or state funded health care programs;

(x) the date upon which the Equityholder is (A) convicted (or enters a plea of guilty or nolo contendere) for a felony or any crime involving moral turpitude, or (B) convicted (or enters a plea of guilty or nolo contendere) for a violation of any laws concerning the practice of medicine that, in case of this subpart (B), results or would be reasonably expected to result in harm to the Practice;

(xi) the date of taking any affirmative action in furtherance of (A) the filing of any voluntary petition for or other document causing or intended to cause a judicial, administrative, voluntary or involuntary dissolution of the Practice, bankruptcy of the Practice or assignment for the benefit of the Practice’s creditors or (B) ceasing or changing in any material respect the nature of the operations of the Practice;

(xii) the material breach by the Practice or the Equityholder of any provision of this Agreement that, if curable, is not cured within thirty (30) days after written notice thereof is provided by the Company unless such material breach cannot be cured within such thirty (30) day period and Equity Holder commences curing such breach within such thirty (30 day period and diligently completes the cure as promptly as reasonably possible thereafter, but in no event more that ninety (90) calendar days following receipt of such notice;

(xiii) the material breach by the Practice of the Management Services Agreement that, if curable, is not cured within the applicable cure period set forth therein such that the Company has a right to terminate the Management Services Agreement;

(xiv) the incurrence of any indebtedness or guarantee of indebtedness for borrowed money by the Practice in excess of $500,000 from any person other than the Company or an Affiliate of the Company without the consent of the Company; or

(xv) any other action or inaction by the Equityholder which would reasonably be expected to have a significant adverse effect on the quality of professional medical services provided by the Practice that, if curable, is not cured within thirty (30) days after written notice thereof is provided by the Company unless such action or inaction cannot be cured within such thirty (30) day period and Equity Holder commences curing such breach within such thirty (30 day period and diligently completes the cure as promptly as reasonably possible thereafter, but in no event more that ninety (90) calendar days following receipt of such notice.

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(b) The Equityholder, or the Equityholder’s legal representative acting on behalf of the Equityholder, shall promptly give the Company and the Practice written notice of the occurrence of any Transfer Event; provided, however, the occurrence of a Transfer Event shall not be deemed to have been delayed, voided, subject to or otherwise conditioned upon the giving of or failure to give such written notice by the Equityholder or his or her legal representative (as appropriate) or the timing thereof.

(c) Upon the occurrence of a Transfer Event, all of the Equity Interests held by the Equityholder, including without limitation all right, title and interest (including any purported community property interest of the Equityholder’s spouse, if applicable) in and to such Equity Interests, shall be deemed to be assigned and transferred automatically and immediately to the Successor, without notice and without further action by the Equityholder. Such assignment and transfer of right, title and interest shall thereafter be reflected on the books of the Practice in the manner set forth in Section 3 below.

(d) The purchase price for all of the Equity Interests transferred to the Successor pursuant to this Section 2 shall be One Thousand Dollars ($1,000.00).

(e) Payment of the purchase price for the transferred Equity Interests shall be made to the Equityholder by the Successor within five (5) business days after receipt by the Company of an equity transfer power, in substantially the form attached hereto as Exhibit A (the “Transfer Power”), evidencing the assignment and transfer of the Equity Interests to the Successor. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of a Transfer Event, such Equity Interests shall be deemed to be assigned and transferred to the Successor effective upon the date of such Transfer Event, irrespective of the date of payment for such Equity Interests or the date upon which the Company receives the Transfer Power.

(f) In the event of an Involuntary Family Transfer that results in a Transfer Event pursuant to Section 2(a)(vi), (i) all Equity Interests held by the Equityholder shall be transferred to the Successor pursuant to the procedure set forth above and (ii) the Practice shall exercise its option under the Practice Bylaws to purchase the remaining Equity Interests and shall cause such Equity Interests to be transferred to the Successor.

3. Deposit and Pledge of Equity Interests. Concurrently with the execution of this Agreement, the Equityholder shall execute and deliver to the Company all documents necessary in the event of a Transfer of the Equity Interests pursuant to Section 2 hereof and to secure the Equityholder’s performance hereunder, including any stock certificates, stock powers or consents that must be obtained, duly executed in blank with all appropriate transfer stamps affixed thereto, and the form pledge agreement attached as Exhibit B (the “Pledge Agreement”). Upon the execution of this Agreement and continuously until any Transfer as provided in Section 2 or the termination of this Agreement in accordance with its terms, the Equity Interests shall be pledged to the Company to secure the Equityholder’s performance hereunder and shall be held by the Company in the capacity of pledgee; provided, that nothing contained herein shall be construed as a voting trust, proxy or other arrangement vesting the Company with the authority to exercise the voting power of the Equity Interests. The Equityholder hereby acknowledges and agrees that, upon any Transfer as provided in Section 2, the Company shall have the right and authority to administer the Transfer to a Successor identified in accordance with Section 4.

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4. Selection of Successor. For purposes of this Agreement, “Successor” shall mean an individual who meets the Eligibility Requirements selected to serve as the Designated Physician pursuant to the following procedure:

(a) The Practice Board of Directors (the “Practice Board”) (other than the Physician Designator, if any) shall nominate a group of three (3) candidates that satisfy the Eligibility Requirements (the “Slate”) by written notice to the Company. The Company will consider such candidates in order to select the replacement Designated Physician from among such candidates on the Slate. In the event that the Company does not believe that any of such candidates satisfy the Eligibility Requirements, or if the Company desires not to select any of such candidates for any reason, then the Company shall so advise the Practice Board of the same in writing.

(b) If the Company reasonably rejects all candidates set forth on the Slate, the Company shall select and appoint a single Successor from any other physicians that then satisfy the Eligibility Requirements to serve in the role of Designated Physician.

(c) The Practice Board and the Company shall work with such necessary care and speed as is reasonably practicable so as to not deprive the Practice of a Designated Physician for any material period of time, including taking such action as reasonably practicable for Successor to become the Designated Physician effective as of the occurrence of the Transfer Event. The process for selecting a Successor as set forth in this Section 4 shall take no more than thirty (30) days. The Equityholder hereby irrevocably grants to the Company the fully assignable right, but not the obligation, to designate, in the Company’s sole discretion, a physician meeting the Eligibility Requirements (the “Physician Designator”) who shall be responsible for (x) identifying a Successor in accordance with this Section 4 and (y) serving as the temporary Successor following a Transfer Event until a Successor is selected in accordance with this Section 4.

(d) For purposes of this Agreement, “Eligibility Requirements” for the Designated Physician (or any person nominated to be a Designated Physician) are as follows: (i) such individual is a licensed Texas physician employed by the Practice and board eligible or board certified by an ABMS member board, (ii) such individual is granted the right to vote in the election of the Practice Board through the receipt of Voting Interests in accordance with the terms and conditions therefor in the Practice Bylaws, (iii) such individual has served in a formal leadership role for a clinical practice group of the Practice, and (iv) such individual has executed (A) an Succession agreement in form and substance substantially the same as this Agreement, subject to any substantive changes approved by both the Practice Board and the Company and (B) a medical advisory agreement, in form and substance acceptable to the Company, each of which shall remain in full force and effect. Notwithstanding the foregoing provisions of this Section 4(e), if during a ninety (90)-day period a Designated Physician and two (2) successive Successors have been required (due to the occurrences of Transfer Events) by the Company to transfer the Equity Interests (a “Special Turnover Event”), then the Eligibility Requirements shall not apply to the third (3rd) Successor, who shall instead be required to meet the following requirements (the “Modified Eligibility Requirements”): (x) such individual is a licensed Texas physician and board eligible or board certified by an ABMS member board, (y) such individual may be an employee, officer or director of the Practice or an affiliated practice managed by the Company or its Affiliates, and (z) such individual has executed (A) an Succession agreement in form and substance substantially the same as this Agreement, subject to any substantive changes approved by the Company and (B) a medical advisory agreement, in form and substance acceptable to the Company, each of which shall remain in full force and effect. For the avoidance of doubt, the Modified Eligibility Requirements shall not apply to any subsequent Successor unless there has been a new Special Turnover Event following the appointment of the Successor appointed pursuant to the foregoing sentence, it being understood that the Eligibility Requirements shall apply in all other circumstances. Without limitation to the above, the Equityholder shall execute such further documents and instruments as may be deemed necessary or desirable by Successor, Physician Designator or the Company, in their sole discretion, to effect the provisions of this Section 4.

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(e) Upon and after the occurrence of a Transfer Event, the Equityholder (including the estate of the Equityholder, if applicable) shall neither have nor exercise any right or privilege as a holder of Equity Interests.

(f) For the avoidance of doubt, as of the Effective Date, Company agrees that James Humphreys, M.D. is a qualified and approved Successor, provided that Company reserves the right to reevaluate Dr. Humphreys should he be proposed as a Successor at the time of a future Transfer.

5. Restrictions on Transfers, Dividends, Distributions and Liquidation. During the term of this Agreement, neither the Equityholder nor any of the Equityholder’s agents, executors, administrators, trustees, receivers or other legal representatives shall at any time announce, attempt, commence or effect a Transfer, except for a Transfer made pursuant to Section 2. Any attempted Transfer in violation of these restrictions is null and void ab initio. The Practice shall not effect any Transfer prohibited under this Agreement on the books of the Practice, and shall not recognize any other rights in governance of the Practice, in connection with a prohibited Transfer. In addition, the Equityholder shall not, and shall not cause or permit the Practice to, (a) declare or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to the Equity Interests or (b) liquidate the Practice.

6. Consent to Amend Practice Bylaws. Neither the Designated Physician nor the Practice shall, without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, amend, restate, waive or otherwise modify or permit to be modified the Practice Bylaws in any manner. Any amendment, restatement, waiver or modification of the Practice Bylaws (including any approval thereof or consent thereto) made without the prior written consent of the Company in violation of this Section 6 shall be void ab initio.

7. Conduct of Business; Practice of Medicine by Licensed Physicians; Indemnification. Subject in all cases to the Management Services Agreement, the Equityholder shall not cause any voluntary interruption of the conduct of the Practice’s business and operations, and shall use commercially reasonable efforts to preserve (or assist the Company in preserving) all rights, privileges and franchises held by the Practice, including the maintenance of all contracts, copyrights, trademarks, licenses and registrations. The Practice shall pay all taxes and assessments owed by the Practice when due. Notwithstanding anything to the contrary in this Agreement, the Company shall have no authority over any action of the Practice requiring the professional medical judgment of a licensed physician. The Practice Board shall have the exclusive authority over any action requiring professional medical judgment.

(a) The Equityholder shall not take any action preventing the Practice or the Company from maintaining, preserving and protecting the properties, assets and books and records of the Practice or preventing diminution in value of the Practice.

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(b) The Equityholder, upon becoming aware, shall notify the Company promptly in writing of any default or material breach by the Equityholder or the Practice under this Agreement or the Management Services Agreement, any default by the Company alleged by the Equityholder to have occurred under this Agreement or the Management Services Agreement, any Transfer Event or any development that might reasonably be expected to have a material adverse effect on the Practice’s assets or the Equity Interests, or any litigation involving the Practice.

(c) The Practice shall indemnify the Company and its Affiliates against any and all damages, judgments, fines, fees, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and actual costs and expenses (including attorneys’ fees, interest and penalties), incurred by the Company or its Affiliates for any material breach by the Practice or the Equityholder of this Agreement, except to the extent such costs and expenses are incurred as a result of the Company’s gross negligence, willful misconduct or material breach of this Agreement or the Management Services Agreement. The foregoing shall not in any way limit any legal or equitable remedies that the Company may have against the Equityholder for breach by the Equityholder of this Agreement.

(d) The Company and the Practice shall jointly and severally indemnify, defend and hold harmless the Equityholder from and against any and all damages, judgments, fines, fees, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and actual costs and expenses (including attorneys’ fees, interest and penalties) sustained, incurred, paid, payable or for which the Equityholder may become legally obligated to pay as a result of any threatened, pending or completed proceeding, demand, assessment, judgment, claim, suit, action or cause of action (collectively, “Actions” and each, an “Action”), whether civil, criminal, arbitrational, administrative or investigative, brought against the Equityholder in any way related to, arising out of, or connected with (x) the Practice or any of the Practice’s subsidiaries (including any activities taken by the Equityholder on behalf of, or in connection with the operations or activities of, the Practice or any of its subsidiaries, in the capacity of an agent, officer, employee, manager, director or any other similar agent; provided, that such activities taken by the Equityholder do not constitute intentional misconduct, gross negligence, fraud or the Equityholder’s willful breach of this Agreement) or (y) any taxes, whether imposed on the Equityholder or the Practice and borne by the Equityholder, related to the ownership or operation, from and after the effectiveness of this Agreement, of the Practice or any of the Practice’s subsidiaries, in each case, regardless of when such Action is brought. The indemnification provided for in this Agreement shall be in addition to, and not in substitution of, any and all other rights to indemnification or rights the Equityholder may have under (a) insurance policies as an agent, officer, employee, manager, director or any other similar agent of the Practice or any of its subsidiaries or Affiliates; and (b) the Practice’s organizational documents. Any payment made under clause (y) of this Section 7(d) shall be paid to the Equityholder on an after-tax basis, such that to the extent any taxes are required to be paid by or withheld from the Equityholder by the Practice or any other person, such amounts are increased as necessary such that the Equityholder receives the full amount without regard to such payment or withholding.

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8. Security Interests. As security and collateral for the obligations of the Equityholder to the Company under this Agreement, the Equityholder hereby grants, to the fullest extent permitted by law, a first priority security interest to the Company in all of the Equity Interests and any proceeds with respect to the Equity Interests. The Equityholder and the Practice shall execute such further documents and instruments as are reasonably requested by the Company to effect the provisions of this Section 8.

9. Certificate Legends. In addition to any other legends required by law or otherwise, if the Equity Interests are certificated, then the Practice shall endorse upon each certificate evidencing Equity Interests, now owned or hereafter acquired by the Equityholder, a legend in substantially the following form, which contains the notice of Transfer restrictions described more particularly above:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS OR AN EXCEPTION FROM REGISTRATION IS AVAILABLE THEREUNDER.

THE SALE, RESALE, REACQUISITION, ASSIGNMENT, HYPOTHECATION, OR OTHER TRANSFER OR DISPOSITION OF ANY EQUITY INTERESTS REPRESENTED BY THIS CERTIFICATE, OR ANY RIGHT OR INTEREST THEREIN, IS SUBJECT TO CERTAIN RESTRICTIONS CONTAINED IN THE ORGANIZATIONAL AND GOVERNING DOCUMENTS OF THIS COMPANY AND IN AN SUCCESSION AGREEMENT ON FILE WITH A DULY APPOINTED OFFICER OR MANAGER OF THE COMPANY. NO TRANSFER OF THE EQUITY INTERESTS REPRESENTED HEREBY OR OF EQUITY INTERESTS ISSUED IN EXCHANGE THEREFOR SHALL BE VALID OR EFFECTIVE UNTIL THE TERMS AND CONDITIONS OF SUCH ORGANIZATIONAL AND GOVERNING DOCUMENTS AND THE SUCCESSION AGREEMENT SHALL HAVE BEEN FULFILLED IN THE JUDGMENT OF THE COMPANY.

A STATEMENT OF THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED UPON THE EQUITY INTERESTS REPRESENTED BY THIS CERTIFICATE AND THE HOLDER THEREOF SHALL BE PROVIDED TO THE HOLDER OF SUCH EQUITY INTERESTS WITHOUT CHARGE AND UPON REQUEST TO THE SECRETARY OR MANAGER OF THE COMPANY.”

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10. Termination. This Agreement shall commence on the Effective Date and shall remain in effect until the first to occur of (a) termination by mutual agreement of the Company and the Equityholder, (b) termination of the Management Services Agreement or (c) consummation of a transfer of the Equity Interests to any Successor or Physician Designator (unless such Successor or Physician Designator enters into a joinder to this Agreement) at such time as the Equityholder no longer owns any Equity Interests (and at such time this Agreement shall terminate automatically with respect to the Equityholder).

11. Relationship of the Parties. None of the provisions of this Agreement are intended to create, and none shall be deemed or construed to create, any relationship between parties other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Neither the parties hereto nor any of their respective employees shall be construed by operation of this Agreement to be the partner, joint venturer, agent, employer or representative of the other.

12. Cooperation. Each of the parties hereto agrees to cooperate with the other(s) to carry out the purpose and intent of this Agreement, including without limitation the execution and delivery to the appropriate party of any further agreements and other documents and the taking of any actions as may reasonably be required to effectuate the terms hereof.

13. No Third-Party Beneficiaries. Except as expressly provided in this Agreement, nothing herein is intended to confer any rights or remedies on any person other than the parties hereto and their respective successors and assigns (as permitted hereunder), and no other person is intended to be nor shall be a third-party beneficiary of this Agreement. Except as expressly provided in this Agreement, nothing herein is intended to relieve or discharge the obligation or liability of any third persons to any party hereto, and nothing herein shall give any third person any right of subrogation or action over or against any party hereto.

14. Entire Agreement. This Agreement, together with all exhibits hereto and the other agreements referenced herein, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all other and prior agreements on the same subject, whether written or oral, and contains all of the covenants and agreements between the parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by the other party(ies), or by anyone acting on behalf of any party, that are not embodied herein. The Equityholder represents to the Company that the Equityholder has not granted, and is not a party to, any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. During the term of this Agreement, the Equityholder shall not grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

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15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. The Company may not assign this Agreement (or any or all of its rights) or delegate any or all of its obligations hereunder without the prior written consent of the Practice, except that the Company may assign this Agreement (or any or all of its rights) or delegate any or all of its obligations hereunder to (a) any of its Affiliates or (b) an assignee of the Management Services Agreement, in the event of an assignment of the Management Services Agreement which is permitted under the terms thereof. The Company may assign this Agreement to an entity of any kind succeeding to the business of the Company in connection with the merger, consolidation or transfer of all or substantially all of the assets and business of the Company to such successor. Neither the Equityholder nor the Practice may assign any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the Company. Any assignment or delegation in contravention of this Section 15 shall be null and void and without force or effect. For purposes of this Agreement, the term “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. For purposes of this definition of Affiliate, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

17. Headings. The section headings used herein are for convenience only and are not to be construed to be part of this Agreement or to be used in determining or construing the intent or context of this Agreement.

18. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and will be deemed to have been given (a) when personally delivered (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by e-mail (with non-automated written confirmation of transmission) or (c) one (1) business day following the day sent by a nationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

If to the Practice:	Village Oaks Pathology Services, P.A.
1092 Madeline Street
New Braunfels, Texas 78132
Email: rjoyce@precisionpath.us

With a Copy to:	Pulman, Cappuccio & Pullen, L.L.P.
2161 NW Military Hwy, Suite 400
San Antonio, Texas 78213
Email: jcheslock@pulmanlaw.com
Attention: James S. Cheslock

If to the Company:	Precision Pathology Laboratory Services, LLC
3300 Nacogdoches Rd, #110
San Antonio, TX 78217
Attn: Maria Zannes, Manager
Email: mz@bioaffinitytech.com

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With Copies To:	Jackson Walker, L.L.P.
1900 Broadway, Suite 1200
San Antonio, Texas 78215
	E-mail:	jmorrison@jw.com
ptobin@jw.com

	Attention:	Edgar C. Morrison, Jr.
Patrick B. Tobin

If to the Equityholder:	Roby Joyce, M.D.
1092 Madeline Street
New Braunfels, Texas 78132
Email: rjoyce@precisionpath.us

19. Governing Law. This Agreement shall be governed by the internal laws of the State of Texas, without reference to conflicts of law principles. If any party commences a proceeding relating to or arising from this Agreement, the parties agree that a state or federal court located in San Antonio, Texas shall have sole and exclusive jurisdiction over any such proceeding. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties waive any objection to such venue. The parties consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service of process to vest personal jurisdiction over them in any of these courts. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20. Amendment. Any modification to this Agreement must be made in writing and signed by the parties.

21. Severability; Reformation. If any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and a suitable and equitable provision that preserves to the greatest extent feasible the substance in all material respects of the arrangements originally agreed upon by the parties and expressly set forth herein shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision. Notwithstanding the foregoing, any provision of this Agreement held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable, and the determination that any provision of this Agreement is invalid, illegal or unenforceable as applied to particular circumstances shall not affect the application of such provision to circumstances other than those as to which it is held invalid, illegal or unenforceable. To the extent permitted by law, the parties hereby to the same extent waive any applicable federal, state, and local laws, rules and regulations that renders any provision hereof prohibited or unenforceable in any respect.

22. Time of Essence. Time is expressly made of the essence with regard to this Agreement and each and every provision hereof of which time of performance is a factor.

23. Waivers. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provision at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party to take any action against any breach or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by the other party. Notwithstanding the foregoing provisions of this section, any waiver hereunder must be in writing and signed by the waiving party in order to be effective.

24. Remedies. The remedies provided to the parties by this Agreement are not exclusive or exhaustive, but cumulative and in addition to any other remedies the parties may have, at law or in equity. In order to effect the purposes of this Agreement, each of the parties agrees that the remedy at law for failure of any party to perform would be inadequate, that any such failure would cause irreparable harm and monetary damages would be insufficient and not easily calculated, and that in the event of a breach or threatened breach of this Agreement, the non-breaching party or parties, at his/her/its or their option, has the right to compel the specific performance of this Agreement in a court of competent jurisdiction without the necessity of proving actual damages or posting bond. This right is in addition to and not in lieu of any additional or alternative right or remedy which may be available to a party at law or in equity.

25. Additional Assurances. At the request of any party, the other parties shall execute any additional instruments and take any additional acts as may be reasonably required to carry out the intent and purposes of this Agreement; provided, however, that the foregoing shall not enlarge the parties’ respective obligations under this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Succession Agreement effective as of the Effective Date hereof.

COMPANY:

PRECISION PATHOLOGY LABORATORY SERVICES, LLC

By:	/s/ Maria Zannes
Name:	Maria Zannes
Title:	Manager

PRACTICE:

VILLAGE OAKS PATHOLOGY SERVICES, P.A.

By:	/s/ Roby P. Joyce, M.D.
Name:	Roby P. Joyce, M.D.
Title:	President

EQUITYHOLDER:

/s/ Roby P. Joyce, M.D.
Roby P. Joyce, M.D.

[Signature Page to Succession Agreement]

EXHIBIT A

Equity Transfer Power

FOR VALUE RECEIVED, the undersigned, ________________________________________, does hereby sell, assign and transfer unto ______________________________, _____ [_________ equity interests] (the “Equity Interests”), of VILLAGE OAKS PATHOLOGY SERVICES, P.A., a Texas professional association (the “Company”), and does hereby irrevocably constitute and appoint _________________________________, Attorney, to transfer said Equity Interests on the books of the Company with the full power of substitution in the premises. The Equity Interests represent 100% of the outstanding and issued [__________ equity interests] of the Company.

Dated:	_______________________
__________________________________________
[NAME]

EXHIBIT B

FORM OF STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of September 18, 2023, by and between Roby Joyce, M.D. (“Pledgor”), and Precision Pathology Laboratory Services, LLC, a Texas limited liability company (together with its successors and permitted assigns in such capacity, the “Pledgee”). Capitalized terms used but not defined in this Pledge Agreement shall have the meanings given to such terms in the Succession Agreement (as defined below).

RECITALS

WHEREAS, this Pledge Agreement is entered into pursuant to that certain Succession Agreement, dated September 18, 2023, by and among Village Oaks Pathology Services, P.A. a Texas professional association (the “Company”), Pledgor, and Pledgee (the “Succession Agreement”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth and in the Succession Agreement, and intending to be legally bound, the parties hereby agree as follows:

1. Definitions. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Succession Agreement. As used herein, the following terms shall have the following meanings:

“Equity” shall mean and include all of the Equity Interests of the Company held by Pledgor.

“Pledged Collateral” shall have the meaning ascribed to such term in Section 2(a) hereof.

“Power” shall have the meaning ascribed to such term in Section 2(a) hereof.

2. Pledge; Pledgee’s Duties.

(a) Pledgor hereby pledges, assigns, transfers, sets over and delivers to Pledgee, for its benefit, and hereby grants to Pledgee or its nominee, for its benefit, a security interest in all of the Equity, herewith delivered to Pledgee or its nominee, for its benefit, accompanied by transfer powers (“Powers”) duly executed in blank, with signatures properly attested, and all proceeds thereof and all dividends or distributions at any time payable in connection therewith (said Equity, Powers, proceeds and dividends or distributions hereinafter collectively called the “Pledged Collateral”), as security for Pledgor’s performance under and compliance with the terms of the Succession Agreement.

(b) Except with respect to Pledgee’s obligations under the Management Services Agreement, Pledgee shall have no duty with respect to any of the Pledged Collateral other than the duty to use reasonable care in the safe custody of any tangible items of the Pledged Collateral in its possession. Without limiting the generality of the foregoing, except with respect to Pledgee’s obligations under the Management Services Agreement, Pledgee shall be under no obligation to sell any of the Pledged Collateral or otherwise to take any steps to preserve the value of any of the Pledged Collateral or to preserve rights in the Pledged Collateral against any other Persons, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

3. Voting Rights. During the term of this Pledge Agreement, and so long as the Equity is owned by Pledgor, Pledgor shall have the right to vote all or any portion of the Equity on all corporate questions for all purposes not inconsistent with the terms of this Pledge Agreement or the Succession Agreement.

4. Collection of Dividend Payments. During the term of this Pledge Agreement, and so long as the Equity is owned by Pledgor, Pledgor shall have the right to receive and retain any and all dividends or distributions, if any, payable by the Company on account of any of the Pledged Collateral, except as otherwise provided in the Succession Agreement.

5. Representations and Warranties of Pledgor. Pledgor represents and warrants to Pledgee as follows (which representations and warranties shall be deemed continuing throughout the term of this Pledge Agreement), that: (a) all of the Equity is owned by Pledgor free of any liens or encumbrances, except for Pledgee’s security interest hereunder; (b) Pledgor has not taken any action to issue any equity in the Company, and the Equity constitutes all of the issued and outstanding equity of the Company; (c) except as provided in the Succession Agreement, there are no contractual, charter or other restrictions upon the voting rights or upon the transfer of any of the Pledged Collateral, and Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral, consistent with applicable law, without the consent of any other party; (d) this Pledge Agreement and the performance of Pledgor’s obligations hereunder have been duly authorized, and this Pledge Agreement has been duly executed and delivered, by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Medical Practice Act, by Chapter 301 of the Texas Business Organizations Code (“TBOC”), or by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights; (e) the execution, delivery and performance by Pledgor of this Pledge Agreement and the exercise by Pledgee of its rights and remedies hereunder do not and will not result in (i) the violation of the organizational documents of the Company or (ii) a material violation of any agreement, indenture, instrument or applicable law by which Pledgor or the Company is bound or to which Pledgor or the Company is subject; and (f) no consent, filing, approval, registration or recording is required (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or (ii) to perfect the lien created by this Pledge Agreement, except in each case to the extent that such consent, filing, approval, registration or recording has been obtained or made.

6. Affirmative Covenants of Pledgor. During the term of this Pledge Agreement, Pledgor covenants that it will promptly deliver to Pledgee all material written notices, and promptly give written notice to Pledgee of any other material notices received by Pledgor, with respect to the Pledged Collateral.

7. [Reserved.]

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8. Subsequent Changes Affecting Pledged Collateral. Pledgor represents to Pledgee that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends or distributions, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Pledgee shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

9. Consent. Any of the obligations secured hereby may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Pledgee may see fit, and Pledgor shall remain bound under this Pledge Agreement and the Agreement with respect to the Pledged Collateral notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

10. Remedies Upon Succession Event. Upon or after the occurrence of a Transfer Event, Pledgee or its nominee shall have, in addition to any other rights given by law or the rights given hereunder or under the Succession Agreement, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Texas Uniform Commercial Code—Secured Transactions provide that such rights and remedies do not conflict with the Medical Practice Act or Chapter 301 of the TBOC. In addition, Pledgee or its nominee may, at any time upon or after the occurrence of a Transfer Event, at Pledgee’s or its nominee’s option and without notice to Pledgor, cause all or any part of the Pledged Collateral to be transferred into or registered in the name or the names of such Physician Designator as may be determined by Pledgee or its nominee in accordance with the Succession Agreement, with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

11. Redemption; Marshaling. Pledgor hereby waives and releases to the fullest extent permitted by applicable law any right of equity of redemption with respect to the Pledged Collateral before or after any transfer or sale conducted pursuant to the Succession Agreement. Pledgor agrees that Pledgee shall not be required to marshal any present or future security (including this Pledge Agreement and the Pledged Collateral pledged hereunder) for, or guaranties of, obligations secured hereby or any of them, or to resort to such security or guaranties in any particular order; and all of Pledgee’s rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the fullest extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Pledgee’s rights under this Pledge Agreement or under any other instrument evidencing any of the obligations secured hereby or under which any of the obligations secured hereby is outstanding or by which any of the obligations secured hereby is secured or guaranteed, and, to the fullest extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

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12. Term. This Pledge Agreement shall become effective only when accepted by Pledgee (as evidenced by Pledgee’s execution of this Pledge Agreement) and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the earlier of (a) the termination of the Succession Agreement as to Pledgor in accordance with its terms and the full and final satisfaction and discharge of all of Pledgor’s obligations secured hereby, and (b) the transfer of all of the Equity by Pledgor to a Successor or Physician Designator in accordance with the Succession Agreement, at which time this Pledge Agreement shall automatically terminate, and Pledgee shall deliver to Pledgor, at Pledgor’s expense, any of the Pledged Collateral that has not been sold, transferred or otherwise applied pursuant to this Pledge Agreement and the Succession Agreement. Notwithstanding the foregoing, in no event shall any termination of this Pledge Agreement (as to one or more parties) terminate any indemnity set forth in this Pledge Agreement or the Succession Agreement, all of which indemnities shall survive any termination of this Pledge Agreement or the Succession Agreement.

13. Rules and Construction. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate. All references to “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

14. Successors and Assigns. This Pledge Agreement shall be binding upon Pledgor and his/her heirs and permitted assigns, and shall inure to the benefit of Pledgee and its respective successors and permitted assigns.

15. Construction and Applicable Law. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the conflict of laws principles thereof.

16. Cooperation and Further Assurances. Pledgor agrees that it will cooperate with Pledgee and will, upon Pledgee’s request, execute and deliver, or cause to be executed and delivered, all such other Equity powers, instruments, financing statements, certificates, and other documents, and will take all such other action as Pledgee may reasonably request from time to time, in order to carry out the provisions and purposes hereof.

17. Pledgee’s Exoneration. Under no circumstances shall Pledgee be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the Pledged Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. Pledgee’s prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for satisfaction of the obligations secured hereby.

18. Notices. All notices, requests and demands to or upon either party hereto shall be given in the manner and become effective as stipulated in the Succession Agreement.

19. Pledgor’s Obligations Not Affected. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor; (b) any exercise or nonexercise, or any waiver, by Pledgee of any right, remedy, power or privilege under or in respect of any of the obligations secured hereby or any security thereof (including this Pledge Agreement); (c) any amendment to or modification of the Succession Agreement; (d) any amendment to or modification of any instrument (other than this Pledge Agreement) securing any of the obligations secured hereby; or (e) the taking of additional security for, or any guaranty of, any of the obligations secured hereby or the release or discharge or termination of any security or guaranty for any of the obligations secured hereby, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

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20. No Waiver, Waivers, Etc. No act, failure or delay by Pledgee shall constitute a waiver of any of its rights or remedies hereunder or otherwise. No single or partial waiver by Pledgee of any right or remedy which Pledgee may have shall operate as a waiver of any other right or remedy or of the same right or remedy on a future occasion. Pledgor hereby waives: (a) notice of Pledgee’s acceptance of this Pledge Agreement; (b) to the fullest extent permitted by law, the right to trial by jury (which Pledgee also waives) in any action, suit, proceeding or counterclaim concerning this Pledge Agreement or any of the Pledged Collateral; (c) presentment and demand; (d) protest and notice of dishonor or default; (e) protest of all instruments included in or evidencing any of the obligations secured hereby or the Pledged Collateral; and (f) all other notices and demands to which Pledgor might otherwise be entitled, except as herein otherwise expressly provided.

21. Section Headings. The section headings herein are for convenience of reference only and are not to be used to interpret or construe any provision hereof.

22. Pledgee Appointed Attorney-In-Fact. Pledgor hereby constitutes and appoints Pledgee or its nominee, with full power of substitution, as Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument which Pledgee may deem necessary or advisable, to the fullest extent permissible by law, to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Pledgee or its nominee shall have the power to arrange for the transfer, upon or at any time after a Transfer Event, of any of the Pledged Collateral on the books of the Company to the name of the Successor or Physician Designator selected in accordance with the Succession Agreement. Pledgor agrees to indemnify and save Pledgee harmless from and against any liability or damage which Pledgee may suffer or incur, in the exercise or performance of any of Pledgee’s powers and duties specifically set forth herein.

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IN WITNESS WHEREOF, Pledgor has executed and delivered this Pledge Agreement as of the date first above written.

PLEDGOR:

By:	/s/ Roby P. Joyce, M.D.
Name:	Roby P. Joyce, M.D.

PLEDGEE:

Precision Pathology Laboratory Services, LLC, a Texas limited liability company

By:	/s/ Maria Zannes
Name:	Maria Zannes
Title:	Manager